                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

     Filed by the registrant                       /X/
     Filed by a party other than the registrant   /  /
     Check the appropriate box:
     /  /    Preliminary proxy statement   /  /   Confidential, for use of the
     /X/     Definitive proxy statement           Commission Only (as permitted
     /  /    Definitive additional materials      by Rule 14a-6(e)(2)).
     /  /    Soliciting material pursuant to
             Rule 14a-11(c) or Rule 14a-12

BIOMERICA, INC.
- -------------------------------------------------------------------------------
(Name of Registrant as specified in Its Charter)
- -------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
6(j)(2) or Item 22(a)(2) of Schedule 14A..
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i) (3).
     /  /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1)   Title of each class of securities to which transaction applies:
     (2)   Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

     (4)   Proposed maximum aggregate value of transaction:

     (5)   Total fee paid:

     /  /  Fee paid previously with preliminary materials.
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)   Amount previously paid:

     (2)   Form, schedule or registration statement no.:

     (3)   Filing party:

     (4)   Date filed:

                                BIOMERICA, INC.

                            NOTICE OF ANNUAL MEETING
                                 TO BE HELD ON

                               November 12, 1996


   NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of BIOMERICA, INC., a Delaware corporation (herein called the "Company"), will be held at the offices of the Company, 1533 Monrovia Avenue, Newport Beach, California 92663 on November 12, 1996, at 11:00 A.M. for the following purposes:

      1. To elect a Board of three Directors;

      2. To consider and act upon any other matters which may properly come before the Meeting and any adjournment thereof.

   In accordance with the provisions of the By-Laws, the Board of Directors has fixed the close of business on September 30, 1996, as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at said Annual Meeting.

   A list of the stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the meeting at the offices of the Company, which address is set forth above, and will also be available for examination at the Annual meeting until its adjournment.

   YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                      By Order of the Board of Directors,



                                JOSEPH H. IRANI,
                                   President

Newport Beach, California
September 4, 1996

                                PROXY STATEMENT

                                BIOMERICA, INC.
                              1533 MONROVIA AVENUE
                        NEWPORT BEACH, CALIFORNIA 92663
                         ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON

                               NOVEMBER 12, 1996

                                  I.  PROXIES

   The enclosed proxy is solicited by and on behalf of the Board of Directors of BIOMERICA, INC., a Delaware corporation (the "Company"), for use at the Company's 1996 Annual Meeting of Stockholders to be held on November 12, 1996, at the offices of the Company, 1533 Monrovia Avenue, Newport Beach, California 92663 at 11:00 a.m., and at any and all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any Stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering written notice of revocation to the Company at its principal office, 1533 Monrovia Avenue, Newport Beach, California 92663, by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or by attendance of the meeting and voting in person by the person executing the proxy. The solicitation of proxies is being made only by use of the mails and the cost thereof will be borne by the Company. This Proxy Statement and the Annual Report of the Company for the year ended May 31, 1996, will be mailed on or about October 2, 1996 to each stockholder of record as of the close of business on September 30, 1996.

   The cost of preparing, assembling and mailing these proxy materials will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers and regular employees of the Company may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company's common stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable charges and expenses in connection therewith.

   When your proxy is returned properly signed, the shares represented will be voted in accordance with your directions. Where specific choices are not indicated, proxies will be voted in favor of the three persons nominated to be directors in proposal 1. If a proxy or ballot indicates that a stockholder or nominee abstains from voting or that shares are not be voted on a particular proposal, the shares will not be counted as having been voted on that proposal, and those shares will not be reflected in the final tally of the votes cast with regard to that proposal, although such shares will be counted as in attendance at the meeting for purposes of determining a quorum.

   The required quorum for the meeting is greater than 50% in interest of the shares outstanding and entitled to vote at the meeting. A plurality of the votes properly cast for the election of directors by the stockholders attending the meeting in person or by proxy will elect directors to office.

   Shareholders may have cumulative voting rights with respect to the election of the three directors. No shareholder may cumulate votes unless a shareholder has announced at the Annual Meeting his intention to do so. If any shareholder makes such an announcement, all shareholders may cumulate votes. Cumulative voting rights entitle a shareholder to give one nominee as many votes as are equal to the number (three) of Directors to be elected, multiplied by the number of shares owned by the shareholder, or to distribute such votes among two or more nominees on the same principle, up to the total number of nominees to be elected.

                             II.  VOTING SECURITIES

   The Company had 3,519,469 shares of Common Stock, par value $.08 per share (the "Common Stock"), outstanding as of September 4, 1996. Holders of record of shares of the Common Stock at the close of business on September 30, 1996 will be entitled to notice of and to vote at the Annual Meeting and will be entitled to one vote for each such share so held of record.

   The following table sets forth, as of September 4, 1996, certain information as to shares of the Common Stock owned by (i) each person known by management to beneficially own more than 5% of the outstanding Common Stock, (ii) each of the Company's directors, and (iii) all executive officers and directors of the Company as a group:


                                                 NUMBER OF
                                                   SHARES
      NAME (AND ADDRESS) OF                     BENEFICIALLY
       BENEFICIAL OWNER (1)                      OWNED (2)       PERCENT
       --------------------                      ---------       -------

      Joseph H. Irani                             667,695(3)     19.0
      Dr. Philip B. Kaplan                          6,250         0.2
      Dr. Robert A. Orlando                        19,000(4)      0.5
      All executive officers and directors
        as a group (three persons)                692,945(5)     19.7
- ------------
 (1) Mr. Irani's address is 1533 Monrovia Ave., Newport Beach, CA 92663; Dr. Kaplan's address 17822 Beach Blvd., Huntington Beach, CA 92647; and Dr. Orlando's address is 947 West 30th St., Los Angeles, CA 92034.

(2) Unless otherwise noted, all shares listed are owned of record and the record owner has sole voting and investment power, subject to community property laws where applicable and the information contained in the footnotes to this table.

(3) Includes 15,035 shares owned by Mr. Irani's spouse and 8,250 shares owned by Mr. Irani's sons, as to all of which shares Mr. Irani disclaims beneficial ownership. Includes 85,000 shares of common stock which may be purchased or acquired by Mr. Irani pursuant to a currently exercisable stock option. It also includes 10,000 shares of common stock that may be purchased by Mr. Irani's spouse pursuant to a currently exercisable stock option.

(4) Includes 5,000 shares of common stock which may be purchased by Dr. Orlando pursuant to a currently exercisable stock option.

(5) Includes 100,000 shares of common stock which may be purchased by the named individuals pursuant to currently exercisable stock options.

Mr. Joseph H. Irani may be deemed a control person of the Company by virtue of his Common Stock ownership.


                          III.  ELECTION OF DIRECTORS

   The persons named below have been nominated by management for election as directors of the Company to serve until the 1997 Annual Meeting of Stockholders or until their respective successors are duly elected and qualify. All of the nominees were elected directors at the 1995 Annual Meeting of Stockholders.

   Unless otherwise instructed, the enclosed proxy will be voted for election of the nominees listed below, except that the persons designated as proxies reserve full discretion to cast their votes for another person recommended by management in the unanticipated event that any nominee is unable to or declines to serve.

                         Director
   Name of Nominee       Age        Since  Position with the Company
   ---------------       ---        -----  -------------------------

   Joseph H. Irani       69        1971    President, Chief Executive
                                             Officer, Treasurer & Director
   Dr. Philip B. Kaplan  65        1971    Director
   Dr. Robert A. Orlando 58        1986    Director

   Joseph H. Irani has served as the Company's Chief Executive Officer and Treasurer and as a director since its inception in 1971. Mr. Irani also serves as a director of Allergy Immuno Technologies, Inc., a 73.5% owned subsidiary of the Company, and of Lancer Orthodontics, Inc., a publicly held corporation, of which approximately 29.9% of the issued and outstanding common stock is owned by the Company.

   Dr. Philip B. Kaplan has been engaged in a private medical practice in Huntington Beach, California, for more than five years.

   Robert A. Orlando, M.D., Ph.D., is a professor of pathology and has served as a Chief Pathologist of various hospitals since 1981. Dr. Orlando also serves as a director of Lancer Orthodontics, Inc.

   There is no family relationship between any of the Company's directors and officers, other than between Joseph H. Irani and Janet C. Moore, an officer, who are husband and wife. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which any person has been elected or nominated as a director or executive officer. All directors and executive officers serve for a term of one year until the next annual meeting of stockholders.

   During the year ended May 31, 1996, the Board of Directors held 4 meetings. Dr. Philip B. Kaplan, who attended two of such meetings, is the only director who attended less than 75% of those meetings. The Company presently has a compensation committee of the Board of Directors consisting of Drs. Philip B. Kaplan and Robert A. Orlando. The Compensation Committee's basic function is to set the salary for employees and promotions. The Company does not have an audit or nominating committee.


                          IV.  EXECUTIVE COMPENSATION

CASH COMPENSATION

   The following table presents, for each of the last three fiscal years, the annual compensation earned by the chief executive officer.

                                                     SUMMARY COMPENSATION TABLE

                                                                    LONG TERM COMPENSATION
                               ANNUAL COMPENSATION                      AWARDS         PAYOUTS
                   ------------------------------------------- --------------------------------  ---------

                                                  OTHER                    SECURITIES
NAME AND                                          ANNUAL       RESTRICTED  UNDERLYING   LTIP    ALL OTHER
PRINCIPAL                                         COMPEN-      STOCK       OPTIONS/     PAYOUTS COMPEN-
POSITION           YEAR    SALARY ($)   BONUS($)  SATION(1)    AWARDS ($)  SARS ($)     ($)     SATION
- ------------------ ------- ------------ --------- ------------ ----------- -----------  ------------------

Joseph Irani,      1996     $60,925       0        $65,080        0              0        0         0
Chairman of
Board, Chief       1995      60,925       0        $54,540 (2)    0         85,000 (2)    0         0
Executive Officer
and Treasurer      1994      60,925       0       $107,652        0              0        0         0

 (1) Represents accrued wages payable pursuant to Mr. Irani's employment agreement but not paid in order to conserve capital.  Mr.
Irani, at his discretion, may accept shares of common stock as payment in lieu of this accrual.

(2)  Mr. Irani accepted a stock option for 60,000 shares exercisable at $.85 per share in lieu of another $54,540 that would have accrued in fiscal 1995.  He received an additional option for 25,000 shares at $.80 per share in fiscal 1995.

   The amounts described above do not include other compensation and benefits provided to Mr. Irani during the year ended May 31, 1996 that in the aggregate did not exceed the lesser of $50,000 or 10% of the executive's annual salary and bonus.

COMPENSATION OF DIRECTORS

   Directors receive no payment for their services as directors, although the Company's By-Laws permit such payment. Each director received during fiscal 1995 6,000 shares of common stock for his services. During fiscal 1996 they did not receive any shares. The compensation of officers and directors is subject to review and adjustment from time to time by the Board of Directors.

EMPLOYMENT AGREEMENT

   Joseph H. Irani serves as the President, Chief Executive Officer and Treasurer of the Company pursuant to a written employment agreement which expired on May 31, 1993, and was renewed for an additional three years and then further extended to May 1998. The employment agreement provides for a base annual salary, set initially at $125,000 and adjusted annually to reflect cost of living increases, plus an annual bonus equal to 20% of the annual base salary for each fiscal year during the term of the agreement in which the Company's income before taxes exceeds $500,000. The agreement also provides that the Company is obligated to (i) provide Mr. Irani with the use of an automobile and certain automobile insurance coverages (currently Mr. Irani is utilizing his own car and insurance), (ii) pay Mr. Irani's medical and dental bills during his tenure to the extent such expenses are not covered by its group health insurance plan and (iii) maintain a term life insurance policy in Mr. Irani's name in the face amount of $1,500,000 for the benefit of his designated beneficiaries which term life insurance has not yet been obtained at the request of Mr. Irani in order not to incur the expense of such a policy at this time. If Mr. Irani becomes disabled during the term of the agreement, the Company is obligated to pay him 75% of his base salary for the balance of the term in semi-monthly installments. In addition, the employment agreement requires that certain severance benefits be provided in the event his employment terminates other than for cause. Such severance benefits will include, depending on the reason for Mr. Irani's termination, either payment of all compensation and fringe benefits payable to him through the term of the employment agreement or a lump sum equal to three times the amount of the average of annualized compensation from the Company during the five preceding calendar years.

   Had Mr. Irani's employment been terminated (i) other than for cause or by reason of death or disability or (ii) for Good Reason (as defined in Mr. Irani's employment agreement) as of June 1, 1996, his lump-sum severance payment would have been $492,454 (assuming he elected that alternative where an election is afforded).

STOCK OPTIONS

   Under the 1991 Stock Option and Restricted Stock Plan (the "1991 Plan"), the Company is authorized to grant stock options and issue restricted stock to employees, consultants, advisers, independent contractors and agents of the Company or any of its subsidiaries, through December 3, 2001. Under the plan 350,000 shares have been authorized for grant or issuance. Stock Options granted under the 1991 Plan shall be granted at an option price not less than 100%, in the case of Incentive Stock Options, and not less than 85%, in the case of Non-qualified Stock Options, of the fair market value of the stock on the date of the award of the stock option. Most options granted under the 1991 plan to date expire five years from the date of their respective grant and all were granted at 85% of fair market value on the date of grant. As of September 4, 1996, options to purchase 171,350 shares of Common Stock were outstanding, at exercise prices ranging from $.80 to $2.00 per share with an average exercise price of $.84 per share. Under the 1995 Stock Option and Restricted Stock Plan (the `1995 Plan''), which expires November 9, 2005, and is a plan similar in format to the 1991 Plan, 500,000 shares may be authorized for grant or issuance. As of September 4, 1996, options to purchase 125,750 shares of Common Stock were outstanding under the 1995 Plan at exercise prices ranging from $1.90 to $3.00 per share with an average exercise price of $2.12 per share. During the year ended May 31, 1996, no board member or executive officer exercised any options to purchase Common Stock.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

   The following table presents information for the named officer in the Summary Compensation Table with respect to options exercised during fiscal 1996 and unexercised options held as of the end of the fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                                               VALUE OF
                 SHARES                      NUMBER OF UNEXERCISED             IN-THE MONEY OPTIONS
                 ACQUIRED ON    VALUE        OPTIONS AT FISCAL YEAR END        AT FISCAL YEAR END(1)
NAME             EXERCISES      REALIZED     EXERCISABLE      UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
- ------------------------------- -----------  ---------------- ---------------- ---------------- ---------------

Joseph H. Irani  none           none         85,000           none             $114,938          none

 (1) Based on closing price for the last business day of the fiscal year.

SECTION 16(A) - BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely upon a review of the copies of such forms furnished to the Company and information involving securities transactions of which the Company is aware, the Company believes that during the fiscal year ending May 31, 1996, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial stockholders were complied with.

                            V.  CERTAIN TRANSACTIONS

OFFICE LEASE

   The Company leases 13,500 square feet of office and laboratory space located at 1531-1533 Monrovia Avenue, Newport Beach, California, pursuant to a written lease agreement with Joseph H. Irani and another individual, as lessors. The lease was scheduled to expire on May 31, 1993, but was extended for an additional five years. Pursuant to the lease, the Company pays an annual base rent, set initially at $143,880 and adjusted annually to reflect cost of living increases, plus all real estate taxes and insurance costs. During the year ended May 31, 1996, the Company paid $128,640 in rent under the terms of the lease. This amount constitutes all that is due per agreement with the landlord.

   In the opinion of the unaffiliated members of the Board of Directors of the Company, the above transactions were fair to the Company and were made upon terms which were no less favorable to the Company than would have been obtained if negotiated with unaffiliated third parties.


                      VI.  INDEPENDENT PUBLIC ACCOUNTANTS

   Corbin and Wertz has acted as the Company's independent public accountants since the fiscal year ending May 31, 1993. The Company intends to engage their services again to perform the 1997 audit. Corbin and Wertz has advised the Company that they had no direct or indirect financial interest in the Company and its subsidiaries. Corbin and Wertz has not indicated to the Company that it is unwilling to serve again as the Company's independent public accountants.

   In connection with its audits for the two most recent years ended May 31, 1996 and 1995 and the subsequent interim period through July 19, 1996, there have been no disagreements with Corbin and Wertz on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

   The Company expects that a representative of Corbin and Wertz will be present at the Annual Meeting and that their representative will have the opportunity to make a statement if he so desires and will also be available to answer questions.


               VII.  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                            FOR 1996 ANNUAL MEETING

   Any proposal relating to a proper subject which a stockholder may intend to present for action at the 1997 Annual Meeting of Stockholders and which such stockholder may wish to have included in the Company's proxy materials for such meeting must, in accordance with the provisions of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, be received in proper form by the Company at its principal executive office not later than June 3, 1997. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

                             VIII.  OTHER BUSINESS

   Management is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, inasmuch as matters of which management is not now aware may come before the meeting or any adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act, and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed and properly signed) in time for voting, the shares represented thereby will be voted as indicated thereon and in this Proxy Statement.

                      By Order of the Board of Directors,





                                JOSEPH H. IRANI,
                                   President

Newport Beach, California
September 4, 1996

                                   APPENDIX 1
                                   ----------




        REVOCABLE PROXY  BIOMERICA, INC. ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 12, 1996
  The undersigned stockholder(s) of Biomerica, Inc. (the "Company") hereby nominates, constitutes and appoints Joseph H. Irani and James Cohen, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Biomerica, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's offices at 1533 Monrovia Avenue, Newport Beach, California 92663 on November 12, 1996, at 11:00 a.m.., and any and all adjournments thereof, with respect to the matter described in the accompanying Proxy Statement, and, in their discretion, on such other matters which properly come before the Meeting, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR  PROPOSAL 1.

1.Election of Directors

       VOTE FOR  all nominees listed below (except as indicated to the contrary
   ---
below)
      VOTE  WITHHELD from all nominees
  ---

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

Joseph H. Irani   Dr. Philip B. Kaplan   Dr. Robert A. Orlando

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED
PRIOR TO ITS EXERCISE.   PLEASE SIGN AND DATE ON REVERSE SIDE.

  THE PROXY CONFERS AUTHORITY TO VOTE AND UNLESS SPECIFIED OTHERWISE SHALL BE VOTED FOR PROPOSAL 1 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING.

Dated:
       ---------------------------



(Please Print Name)

(Signature of Stockholder)

(Please Print Name)

(Signature of Stockholder)

(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)
I (We) do        do not         expect to attend the meeting.
          ------        -------
Number of persons
                 -----------------